UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 5, 2017

DOLLAR TREE, INC.
(Exact name of registrant as specified in its charter)

VIRGINIA (State or other jurisdiction of incorporation)	0-25464 (Commission File Number)	26-2018846 (I.R.S. Employer Identification No.)
500 Volvo Parkway Chesapeake, VA 23320 (Address of principal executive offices)	23320 (Zip Code)

(757) 321-5000
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment
of Certain Officers; Compensatory Arrangements of Certain Officers

On January 5, 2017, Dollar Tree, Inc. (the “Company”) announced the appointment of Duncan Mac Naughton as President of Family Dollar, effective December 30, 2016. Mr. Mac Naughton reports directly to Gary Philbin, who has been promoted. In addition to Mr. Mac Naughton, the Chief Operating Officer and Chief Merchandising Officer of Dollar Tree will now report to Mr. Philbin as Enterprise President of the Company. Shared Services for both banners as well as Mr. Philbin will continue to report to Bob Sasser, Chief Executive Officer.

Mr. Mac Naughton, age 54, had been Chief Executive Officer of Mills Fleet Farm since February 2016. Previously, he served in various roles at Wal-Mart Stores, Inc., including Chief Merchandising Officer of Wal-Mart U.S. from January 2011 through November 2014, Executive Vice President of Merchandising for Wal-Mart U.S. from October 2010 through January 2011 and Chief Merchandising Officer for Wal-Mart Canada from 2009 through October 2010. He also held prior leadership roles at Kraft Foods Inc., H.E. Butt Grocery Company, Albertson’s Inc, and Supervalu, Inc.

Mr. Mac Naughton will receive a base salary of $1,000,000. He will be eligible to participate in the Company’s annual bonus plan, with a target payout of 100% of his annual base salary if certain bonus criteria are met. Mr. Mac Naughton is expected to receive 100% of his 2016 bonus no later than the spring of 2017. Mr. Mac Naughton also will be eligible for an annual equity incentive grant and a grant under the Company’s Long Term Performance Plan, each subject to achievement of performance criteria and approval by the Compensation Committee of the Board of Directors.

In addition, Mr. Mac Naughton will receive a cash payment of $500,000 within 30 days of his start date, subject to repayment in whole or in part if he leaves the Company within two years following such payment. He also will receive (i) $1,000,000 of restricted stock units that vest on the second anniversary of the grant date if performance criteria set by the Compensation Committee are met and (ii) $4,000,000 of stock options that vest in 25% increments on the second, third, fourth and fifth anniversaries of the grant date.

Item 7.01.     Regulation FD Disclosure.

On January 5, 2017, the Company issued a press release announcing Mr. Mac Naughton’s appointment. A copy of the press release is attached to this report as Exhibit 99.1 and is incorporated herein by this reference.

The information contained in this item, including that incorporated by reference, is being furnished to the Securities and Exchange Commission. Such information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section. The information shall not be deemed incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, except as expressly set forth by specific reference in such filing.

Item 9.01.     Financial Statements and Exhibits.

(d)    Exhibits.

99.1    Press Release dated January 5, 2017, issued by Dollar Tree, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: January 5, 2017	By:	/s/ Kevin S. Wampler
Kevin S. Wampler
Chief Financial Officer

EXHIBITS

Exhibit 99.1	Press Release dated January 5, 2017 issued by Dollar Tree, Inc.